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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-_________) and related Prospectus of Queen Sand Resources, Inc. for the registration of 3,401,366 shares of its Common Stock and to the incorporation by reference therein of our reports dated September 18, 1997 and September 16, 1997, respectively, with respect to the financial statements of Queen Sand Resources, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1997 and the statements of operating revenues and direct operating expenses of the Collins and Ware Properties for the years ended June 30, 1997 and 1996, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           Ernst & Young LLP


April 16, 1998